UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2007 (May 24, 2007)
Date of Report (Date of earliest event reported)

DELCATH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881

(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

1100 Summer Street
Stamford, CT 06905

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (203) 323-8668

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

     On May 24, 2007, Delcath Systems, Inc. (the “Company”) announced that it has appointed Dr. Laura A. Philips as a Director, and to serve on the Audit Committee and Compensation and Stock Option Committee of the Company’s Board of Directors. Dr. Philips will serve as a Class III director, which means that her term will expire at the Company’s 2009 Annual Meeting of Stockholders.

     The Board has determined that Dr. Philips is an “independent” director within the meaning of the rules of the NASDAQ Stock Market (“NASDAQ”) and the Boston Stock Exchange (the “BSE”), and that she meets NASDAQ’s and the BSE’s qualifications for service on the Company’s Audit Committee. As a result of Dr. Philips’ appointment, there are a majority of independent directors serving on the Company’s Board of Directors, with three independent directors on a now five-member Board. In addition, Dr. Philips is the third member of the Company’s Audit Committee. Accordingly, the Company has determined that it has regained compliance with the NASDAQ and BSE requirements which require the Board to have a majority of independent directors and which requires its Audit Committee to have at least three members, and it has notified NASDAQ and the BSE accordingly. Such notification is within the cure period allowed by NASDAQ and the BSE, as described in the Company’s previous filings.

     A copy of the press release announcing the appointment is attached as Exhibit 99.1.

ITEM 7.01.     REGULATION FD DISCLOSURE.

     On May 24, 2007, the Company announced the hiring of two executives, Jonathan Foltz, CFA as Executive Vice President, and Jason A. Rifkin, Esq. as Vice President, Business Development.

     Mr. Foltz was previously Director of Operations of the Company from 1992 to 2001, and has been working with the Company in an advisory position since February 2007. Prior to returning to the Company, Mr. Foltz was president of Os Technology, a women's health medical device company which he co-founded. Mr. Foltz is a Chartered Financial Analyst, and he received a B.S. in Finance and Computer Science from Lehigh University and an MBA from the University of Connecticut.

     Mr. Rifkin recently earned a Masters of Biotechnology degree from the University of Pennsylvania, School of Engineering and Applied Sciences. Previously he was an attorney with Fox Rothschild LLP, where he was an Associate in the Corporate Department-Pharmaceuticals and Biotechnology Group. At Fox Rothschild, Mr. Rifkin worked extensively on intellectual property matters, including domestic and international patent applications, and regulatory and licensing issues. Mr. Rifkin received a B.A. from the University of Pennsylvania and a J.D. from Northeastern University School of Law.

     A copy of the press release announcing their appointments is attached as Exhibit 99.2.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

99.1	Press Release entitled “Delcath Systems Names Laura A. Philips to Board of Directors,” dated May 24, 2007.

99.2	Press Release entitled “Delcath Systems Adds Two Executives,” dated May 24, 2007.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 31, 2007		DELCATH SYSTEMS, INC.

	By:	/s/ Richard L. Taney
Name: Richard L. Taney
Title: Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release entitled “Delcath Systems Names Laura A. Philips to Board of Directors,” dated May 24, 2007.

99.2	Press Release entitled “Delcath Systems Adds Two Executives,” dated May 24, 2007.